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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in the Registration Statement on Form 20F, being filed by MINCO MINING & METALS CORPORATION, of our report dated January 27, 1997, relating to the consolidated balance sheets of MINCO MINING & METALS CORPORATION as at December 31, 1996 and 1995 and the consolidated statements of operations and deficit and changes in financial position for the periods then ended.



Vancouver, Canada                                                 "ELLIS FOSTER"
January 20, 1998                                            Chartered Accountant